UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2006
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: (714) 545-0100
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 11, 2006, Valeant Pharmaceuticals International issued a press release announcing that it will record a charge of $2.4 million to its operating results for the quarter ended June 30, 2006 as a result of a jury verdict against Valeant. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1 Press release dated July 11, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International
By:	/s/ Bary G. Bailey
	Name:	Bary G. Bailey
	Title:	Executive Vice President, Chief Financial Officer

Dated: July 12, 2006

Index to Exhibits.

99.1	Press release dated July 11, 2006